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                                  EXHIBIT 10.18

                         (FORM OF MED CONTROL AGREEMENT)

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                      MED DEPOSIT ACCOUNT CONTROL AGREEMENT

     THIS DEPOSIT ACCOUNT CONTROL AGREEMENT (this "Agreement") is made and entered into as of August 14, 2002, by and among Private Investment Bank Limited, Nassau, Bahamas ("PIBL" in such capacity, "Creditor"), whose offices are located at Devonshire House, Queen Street, P.O. Box N-3918, Nassau, Bahamas; Med Diversified, Inc., a Nevada corporation ("Med" in such capacity, "Debtor"), whose offices are located at 200 Brickstone Squire, Suite 403, Andover, Massachusetts 01810; and Three Rivers Bank & Trust Company or another major U.S. bank designated by PIBL (including any successor or replacement therefor from time to time pursuant to Section 16 hereof, "Bank"), whose offices are located at Pitt-Times Office, The Times Building, 336 4th Avenue, Pittsburgh, Pennsylvania 15222.

                                    RECITALS:

     1. Bank has established a deposit account, number 3293007751, in the name of Debtor (the "Account").

     2. Debtor has granted Creditor a security interest in the Account pursuant to the terms of that certain Security Agreement, dated as of June 28, 2002 (the "Security Agreement"), by Med, as grantor, in favor of PIBL, as secured party.

     3. Creditor, Debtor and Bank are entering into this Agreement to perfect the security interest of Creditor in the Account.

                                   AGREEMENT:

     In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

     1. All parties agree that the Account is a "deposit account" within the meaning of Article 9 of the Uniform Commercial Code of the State of Nevada (the "UCC").

     2. Bank hereby represents, warrants and covenants to Creditor that Bank has not agreed and will not agree with any third party to comply with instructions or other directions concerning the Account or the disposition of funds in the Account originated by such third party without the prior written consent of Creditor and Debtor.

     3. Bank hereby subordinates all liens, security interests, encumbrances, claims and rights of setoff it may have, now or in the future, against the Account or any funds in the Account other than in connection with the payment of Bank's customary fees and charges pursuant to its account agreement with Debtor and for the reversal of any provisional credits which includes any checks or other items that are deposited in the Account and returned to the Bank unpaid. A copy of the account agreement will be provided to Creditor concurrently with the execution and delivery hereof.

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     4.   Bank will comply with instructions originated by Creditor directing disposition of the funds in the Account without further consent by Debtor. Bank may also comply with instructions directing the disposition of funds in the Account originated by Debtor or its authorized representatives until such time as Creditor delivers a written notice to Bank that Creditor is thereby exercising exclusive control over the Account. Such notice is referred to herein as the "Notice of Exclusive Control", a form of which is attached hereto as EXHIBIT A. Upon Bank's receipt of a Notice of Exclusive Control, it will cease complying with instructions concerning the Account or funds on deposit therein originated by Debtor or its representatives.

     5. Bank will send copies of all statements concerning the Account to each of Debtor and Creditor at their respective addresses set forth in the heading of this Agreement. Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or any funds credited thereto, Bank will make reasonable efforts to promptly notify Creditor and Debtor thereof.

     6. Except for acting on Debtor's instructions in violation of Section 4 above, Bank shall have no responsibility or liability to Creditor for complying with instructions concerning the Account from Debtor or Debtor's authorized representatives which are received by Bank before Bank receives a Notice of Exclusive Control and has had reasonable opportunity to act on it. Bank shall have no responsibility or liability to Debtor for complying with a Notice of Exclusive Control or complying with instructions concerning the Account originated by Creditor, and shall have no responsibility to investigate the appropriateness of any such instruction or Notice of Exclusive Control, even if Debtor notifies Bank that Creditor is not legally entitled to originate any such instruction or Notice of Exclusive Control.

     7. In the event of a conflict between this Agreement and any other agreement between the Bank and the Debtor, the terms of this Agreement will prevail; provided, however, that this Agreement shall not alter or affect any mandatory arbitration provision currently in effect between Bank and Debtor pursuant to a separate agreement.

     8. This Agreement shall continue in effect until Creditor has notified Bank in writing that this Agreement, or its security interest in the Account, is terminated. Upon receipt of such notice the obligations of Bank hereunder with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate, Creditor shall have no further right to originate instructions concerning the Account and any previous Notice of Exclusive Control delivered by Creditor shall be deemed to be of no further force and effect.

     9. This Agreement and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof, and, subject to Section 7 above supersede any prior agreement and contemporaneous oral agreements of the parties concerning its subject matter.

     10. No amendment, modification or (except as otherwise specified in Section 8 above) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 12 below), shall be binding on any party hereto unless it is in

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writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

     11. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, other than those provisions held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

     12. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs and personal representatives. This Agreement may be assigned by Creditor to any successor of Creditor under the Security Agreement with Debtor, provided that written notice thereof is given by Creditor to Bank.

     13. Except as otherwise expressly provided herein, any notice, order, instruction, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error-free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such party's name at the heading of this Agreement. Any party may change its address for notices in the manner set forth above.

     14. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts. Signatures may be exchanged by facsimile and each party hereto agrees to be bound by its own facsimile signature and to accept the facsimile signature of each of the other parties hereto.

     15. This Agreement shall be governed by and construed in accordance with the law of the State of Nevada. The parties agree that Nevada is the "Bank's jurisdiction" for purposes of the UCC.

     16. From time to time after the date hereof, the depositary institution serving as Bank hereunder may, in connection with the resignation of such Bank or otherwise, be replaced with another major U.S. bank designated as a successor or replacement therefor by PIBL (or another agent for the Holders of the Amended Debentures designated by the Holders in writing to ARL from time to time).

     17. The Bank does not have to pay uncollected funds. The Bank does not have to make funds available to Debtor or Creditor before it is required to do so under federal law. The Bank may comply with all applicable laws, regulations, rules, court orders and other legal process.

     18. The Debtor agrees to indemnify and hold Bank harmless from and against any and all losses, liabilities, damages, actions, costs, expenses, compensation, attorneys fees (including claims for incidental and consequential damages) ("Claims") resulting from or in any way arising out of Bank's compliance with this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their duly authorized representatives as of the day and year first above written.

                                   PRIVATE INVESTMENT BANK LIMITED


                                   By:
                                       ---------------------------
                                       Name:
                                       Title:


                                   MED DIVERSIFIED, INC.


                                   By:
                                       ---------------------------
                                       Name:
                                       Title:


                                   THREE RIVERS BANK & TRUST COMPANY


                                   By:
                                       ---------------------------
                                       Name:
                                       Title:


            [SIGNATURE PAGE TO MED DEPOSIT ACCOUNT CONTROL AGREEMENT]

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                                    EXHIBIT A

                           NOTICE OF EXCLUSIVE CONTROL

Dated:
      -------------------------

FROM:
Private Investment Bank Limited
Devonshire House
Queen Street
P.O. Box N-3918
Nassau, Bahamas

TO:
Three Rivers Bank & Trust Company
Pitt-Times Office
The Times Building
336 4th Avenue
Pittsburgh, Pennsylvania
Attn: Scott Delano, Assistant Vice President
Fax: (412) 227-4866

Re: Account No. 3293007751

To whom it may concern:

     Pursuant to Section 4 of that certain MED DEPOSIT ACCOUNT CONTROL AGREEMENT, dated as of August 14, 2002 (the "Control Agreement"), by and among Private Investment Bank Limited, Nassau, Bahamas ("PIBL"), Med Diversified, Inc., a Nevada corporation ("Med"), and Three Rivers Bank & Trust Company (the "Bank"), notice is hereby given that PIBL is exercising exclusive control over the Account, as such term is defined in the Control Agreement. We respectfully request that the Bank cease complying with instructions concerning the Account or funds on deposit therein originated by Med or its representatives.

                                                Very truly yours,

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